Exhibit 1.02

Multimedia Games Holding Company, Inc.
Conflict Minerals Disclosure and Report
For the Year Ended December 31, 2013

This Conflict Minerals Disclosure and Report for the reporting period from January 1, 2013 to December 31, 2013 (this “Report”) is made pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule and the Specialized Disclosure Report on Form SD (“Form SD”) were adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule and Form SD require public reporting companies with Conflict Minerals (as defined below) that are necessary to the functionality or production of a product they manufacture, or contract to manufacture, to disclose annually whether any of those Conflict Minerals originated in the Democratic Republic of Congo (“DRC”) or certain countries that share an internationally-recognized border with the DRC (each, an “adjoining country”). The term “Conflict Minerals” means cassiterite, columbite-tantalite, gold and wolframite and their derivatives (which are currently limited to tin, tantalum, tungsten, and gold).

Company and Product Overview

Unless otherwise specified or the context otherwise indicates, all references to “Multimedia Games,” “we,” “us,” “our,” and the “Company” refer to Multimedia Games Holding Company, Inc. and its subsidiaries.

Multimedia Games develops and distributes gaming technology. The Company is a creator and supplier of comprehensive systems, content and electronic gaming machines for Native American and commercial casinos. Multimedia Games also supplies the central determinant system for the video lottery terminals installed at racetracks in the State of New York.

Multimedia Games is required to file this Report with the SEC, and to make it publicly available on its website, because it has determined that certain Conflict Minerals were necessary to the functionality or production of products manufactured or contracted to be manufactured by the Company during the reporting period. We refer in this Report to any such Conflict Minerals as our “necessary Conflict Minerals”. Therefore, as required under the Rule and pursuant to Form SD, we conducted, in good faith, a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine whether any of our necessary Conflict Minerals originated in the DRC or an adjoining country or were from recycled or scrap sources.

As permitted by the Rule and the Form SD, and pursuant to the guidance regarding compliance with the Rule provided by the staff of the SEC, this Report does not include an independent private sector audit of this Report.

Reasonable Country of Origin Inquiry

To perform RCOI, we initially identified 68 suppliers and then conducted an internal analysis to identify 64 of whom whose parts, components, or materials may contain Conflict Minerals that are necessary to the functionality or production of our products. We conducted a survey of those suppliers using the Conflict Free Sourcing Initiative ("CFSI") template (the “Template”) developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative. In the survey, we asked those suppliers (i) whether the products they supply to us (or their components) contained Conflict Minerals, and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our suppliers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.

Based on our internal analysis and responses from our suppliers, we did not identify any Conflict Minerals in our products as having been sourced from the DRC or an adjoining country; however, we determined that we had insufficient information to allow us to conclude that either (i) we have no reason to believe that any necessary Conflict Minerals originated in the DRC or an adjoining country or (ii) we reasonably believe that any necessary Conflict Minerals came from recycled or scrap sources. Because of our determination, as required by the Rule and pursuant to Form SD, we conducted additional diligence on the source and chain of custody of our necessary Conflict Minerals that conformed to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition (including the related supplements for gold and for tin, tantalum and tungsten) (the “OECD Guidance”), which has been recognized by the SEC as a “nationally or internationally recognized due diligence framework”.

Source and Chain of Custody Due Diligence
Due Diligence Plan
We designed our source and chain of custody due diligence measures to conform, in all material respects, with the OECD Guidance. The OECD Guidance is written for the entire mineral supply chain and our due diligence measures were tailored to include steps appropriate for “downstream” companies such as the Company. To date, the Company’s actions have included:

Establish strong company management systems

We established an internal cross-functional project team with executive-level representation and personnel with knowledge regarding our technology, products and supply chain to support supply chain due diligence. Our system of control and transparency for our supply chain consisted of our survey of our suppliers, and our response to the risks identified by that survey. In an effort to strengthen our engagement with our suppliers, we have requested our suppliers to provide smelter and refiner level information as part of the survey.

Identify and assess risk in our supply chain

We identified direct suppliers that supply products to us that may contain Conflict Minerals and conducted a supply chain survey using the Template, requesting direct suppliers to identify smelters and refiners and country of origin of the Conflict Minerals in the products they supply to us. We contacted the direct suppliers that did not respond to the supply chain survey by a specified date, requesting their responses. Where provided, we identified smelters and refiners through the supply chain survey responses. We compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from CFSI, which designations provide country of origin and due diligence information on the Conflict Minerals sourced by such facilities. We documented country of origin information for the smelters and refiners identified by the supply chain survey.

Design and implement a strategy to respond to identified risks

We designed and implemented a risk management plan that includes due diligence review of suppliers, smelters and refiners that may be sourcing or processing Conflict Minerals from the DRC or an adjoining country which may not be recycled or scrap sources. Our due diligence measures are significantly based on multi-industry due diligence initiatives to evaluate the procurement practices of the smelters and refiners that process and provide those Conflict Minerals to our supply chain.

Support the development and implementation of independent third party audits of smelters' and refiners' sourcing

As a downstream manufacturer, and in light of the supply chain for our necessary Conflict Minerals discussed above, we do not have direct relationships with smelters or refiners that produce the necessary Conflict Minerals contained in our products or components of our products. Accordingly, we do not perform or direct audits of these entities’ supply chains of Conflict Minerals. However, we support industry wide efforts and the development and implementation of independent third party audits of smelters and refiners, such as the CFSI’s Conflict-Free Smelter Program.

Report on supply chain due diligence

We have implemented a process to summarize, review and approve compliance results and file with the SEC the Form SD and Conflict Minerals Disclosure and Report.

Due Diligence Implementation and Results

Because of the size, breadth and complexity of our supply chain, it has been difficult to identify actors upstream from our direct suppliers. As a downstream purchaser of products and components containing Conflict Minerals, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in the products, components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from their upstream suppliers. To implement our due diligence process, we initially identified suppliers and then conducted an internal analysis to identify which suppliers provide parts, components, or materials may contain necessary Conflict Minerals. We conducted a survey of those suppliers using the Template. In the survey, we asked those suppliers (i) whether the products they supply to us (or their components) contained Conflict Minerals, and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our suppliers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.

As a result of the supply chain surveys that we conducted, approximately 66% of our direct suppliers have provided a response to the supply chain survey. We do not have sufficient information from suppliers or other sources regarding all of the smelters and refiners that processed the necessary Conflict Minerals in our products to conclude whether the Conflict Minerals originated in the DRC or an adjoining country and, if so, whether the Conflict Minerals were from recycled or scrap sources or were or were not from other conflict free sources.

Many of the suppliers that responded to our supply chain survey were unable to identify the smelter or refiner where the Conflict Minerals in their products were processed. For many of our suppliers, we were not able to determine the facilities used to process our necessary Conflict Minerals or the country of origin of such necessary Conflict Minerals. The table below sets forth the facilities which, to the extent known, processed the necessary Conflict Minerals in our products, including both our electronic gaming machines and systems. Certain of our suppliers provided an extensive list of smelters and we were thus unable conclude where the necessary Conflict Minerals were sourced.

Metal	Facility	Country
Tin	Anchen Solder Tin Products Co., Ltd	CHINA
Tin	Anson Solder & Tin Products Made LTD	CHINA
Tin	Aoki Loboratories Ltd.	CHINA
Tin	ATI Tungsten Materials	UNITED STATES
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dongguan Yuecheng metal materials Co., Ltd.	CHINA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Furukawa Electric Co., Ltd.	JAPAN
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.*	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Guangxi China Tin Group Co., Ltd.	CHINA
Tin	Heesung Metal Ltd.	KOREA, REPUBLIC OF
Tin	Heraeus Germany	GERMANY
Tin	Heraeus Materials Singapore Pte, Ltd.	SINGAPORE
Tin	Heraeus Oriental HiTec Co., Ltd.	KOREA, REPUBLIC OF
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	High Quality Technology Co., Limited	MALAYSIA
Tin	Hitachi Cable	JAPAN
Tin	Huanggang Tongding Metal Material Co., LTD	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Huichang Shun Tin Kam Industries, Ltd.	CHINA

Tin	Jiangxi Nanshan	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Metalor Technologies SA	SWITZERLAND
Tin	Metalor USA Refining Corporation	UNITED STATES
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA*	BOLIVIA
Tin	PL Timah Tbk	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT indra Eramulti Logam Industri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah*	INDONESIA
Tin	PT Timah*	INDONESIA
Tin	PT Timah (Pereso) Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Senju Metal Industry Co., Ltd. (SMIC)	JAPAN
Tin	Shen Mao Solder (M) Sdn. Bhd.	MALAYSIA
Tin	Thailand Smelting and Refining Co. Ltd.	THAILAND
Tin	Thaisarco*	THAILAND
Tin	White Solder Metalurgia*	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Co., Ltd*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	Duoluoshan*	CHINA

Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X*	CHINA
Tantalum	Global Advanced Metals*	UNITED STATES
Tantalum	H.C. Starck GmbH*	GERMANY
Tantalum	Hi-Temp*	UNITED STATES
Tantalum	JiuJiang Tambre Co. Ltd.*	CHINA
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Plansee*	AUSTRIA
Tantalum	RFH*	CHINA
Tantalum	Solikamsk Metal Works*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Ulba*	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide*	CHINA
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd*	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd*	CHINA
Tungsten	Ganzhou Huaxing Tungsten*	CHINA
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA
Tungsten	Ganzhou Sinda W&Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp*	UNITED STATES
Tungsten	HC Starck GmbH*	GERMANY
Tungsten	Hitachi Ltd.	JAPAN
Tungsten	Hunan Chenzhou Mining Group Co*	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Sumitomo Metal Mining Co. Ltd.	JAPAN
Tungsten	TaeguTec LTD.	KOREA, REPUBLIC OF
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Wolfram Company CJSC*	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd*	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN

Gold	Caridad	MEXICO
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Chimet SpA	ITALY
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dowa*	JAPAN
Gold	Guangzhou King's high-tech materials	CHINA
Gold	Heesung Catalysts Corp.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd Hong Kong*	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Heraeus Zhaoyuan Precious Metal Materials Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey HongKong Ltd.	CHINA
Gold	Johnson Matthey Inc.*	UNITED STATES
Gold	Johnson Matthey Limited*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd*	AUSTRALIA
Gold	JX Nippon Mining & Metals Co., Ltd*	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kojima Chemicals Co. Ltd*	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LG-Nikko	KOREA, REPUBLIC OF
Gold	LS-Nikko Copper Inc.*	KOREA, REPUBLIC OF
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd*	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Minsur	PERU
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD*	JAPAN
Gold	Ohio Precious Metals LLC.*	UNITED STATES

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA*	SWITZERLAND
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd*	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA*	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shanghai Metals and Mineral Development Limited	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	Taizhou Delta Electronics Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd*	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining Inc.*	UNITED STATES
Gold	Valcambi SA*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	Xstrata Canada Corporation	CANADA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
* Denotes smelters and refiners which have received a "conflict free" designation from CFSI.

Steps to be Taken to Further Mitigate Risk

Below are the steps that we intend to take in order to improve the due diligence conducted and further mitigate any risk that Conflict Minerals in our products could benefit armed groups in the DRC or an adjoining country:

•	Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high risk areas;

•	Integrate our Conflict Minerals reporting requirements into our broader internal control procedures;

•	Put in place an organizational structure and communication process that will ensure critical information, including company policy, reaches relevant employees and suppliers;

•	Communicate to employees about their ability to express concern on the supply chain; and

•	Educate suppliers in order to improve responses specific to our products and to identify the locations at which our necessary Conflict Minerals were processed.